UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 16, 2009

CoBiz Financial Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-15955

Colorado	84-0826324
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

821 17th Street Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 293-2265

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 16, 2009, CoBiz Financial Inc. (the “Corporation”) entered into an indemnification agreement in substantially the form attached hereto as Exhibit 10.1 (the “Indemnification Agreement”) with each the following directors (each, an “Indemnitee”): Mary Rhinehart and Douglas L. Polson.  The decision to enter into the Indemnification Agreements was made by the board of directors of the Corporation following a comprehensive review of the Corporation’s charter documents in an effort to conform the Corporation’s indemnification policies and procedures to those that the directors believe to be customary for a public company such as the Corporation.

The Indemnification Agreement requires the Corporation to indemnify and advance expenses to the Indemnitee to the fullest extent now or hereafter permitted by law and establishes procedures and time limits relating to claims for indemnification or expenses and for making the determination required by the Colorado Business Corporation Act to authorize the payment of a claim, including deemed approval of a claim if the Corporation does not respond within 60 days (subject to extension in certain circumstances).  A claim filed under the Indemnification Agreement is presumed to be valid and the Corporation has the burden of establishing otherwise.  If the indemnification provided for in the Indemnification Agreements is not legally available for any reason, the Corporation is obligated to contribute to the payment of liabilities and expenses incurred by the Indemnitee in such proportion as is appropriate to reflect the relative benefits to the Corporation and the Indemnitee from the action in question or, if that allocation is not permissible, the relative fault of the Corporation and the Indemnitee.  The corporation is obligated to reimburse the Indemnitee for any costs incurred in enforcing the agreement against the Corporation.  To the extent the Corporation maintains an insurance policy or policies providing directors’ and officers’ liability insurance, the Indemnitee will be covered to the maximum extent of the coverage available for any director or officer of the Corporation.  The rights of the Indemnitee under the Indemnification Agreement are in addition to any rights the Indemnitee may have under the Corporation’s articles of incorporation or bylaws.

The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to the full text of the Indemnification Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CoBiz Financial Inc.
(Registrant)

/s/ Lyne Andrich
Lyne Andrich

EVP & CFO
Date: January 20, 2009